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                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM T-1

              Statement of Eligibility and Qualification Under the
                  Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee
                                 -----------------------

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT
                            TO SECTION 305(B)(2)____

                            -------------------------

                     CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)


                                   95-4655078
                      (I.R.S. Employer Identification No.)

                                   Suite 2725
                101 California Street, San Francisco, California
                    (Address of principal executive offices)

                                      94111
                                   (Zip Code)

                               ------------------

                              CKE RESTAURANTS, INC.
               (Exact name of Obligor as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   33-0602639
                      (I.R.S. Employer Identification No.)

                             401 W. Carl Karcher Way
                               Anaheim, California
                    (Address of principal executive offices)

                                      92803
                                   (Zip Code)

                        --------------------------------

                           Senior Subordinated Notes
                         (Title of Indenture securities)

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ITEM 1. GENERAL INFORMATION.

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

                Comptroller of the Currency, Washington, D.C.
                Board of Governors of the Federal Reserve System, Washington,
                D.C.

        (b)     Whether it is authorized to exercise corporate trust powers.

                Yes.

ITEM 2. AFFILIATIONS WITH OBLIGOR.

      If the Obligor is an affiliate of the trustee, describe each such affiliation.

      None.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES

        (a) Title of the securities outstanding under each such other indenture. $197,225,000 4 1/4% Convertible Subordinated Notes Due 2004 issued under Indenture dated as of March 13, 1998

ITEM 16.  LIST OF EXHIBITS.

        List below all exhibits filed as part of this statement of eligibility.

        Exhibit 1. Articles of Association of the Trustee as Now in Effect (see
                   Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-41329 which is incorporated herein by reference).

        Exhibit 2. Certificate of Authority of the Trustee to Commence Business
                   (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated herein by reference).

        Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust
                   Powers (contained in Exhibit 2).

        Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1
                   filed in connection with Registration Statement No. 333-41329, which is incorporated herein by reference).

        Exhibit 5. Not Applicable

        Exhibit 6. The consent of the Trustee required by Section 321 (b) of the
                   Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated herein by reference).

        Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.


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        Exhibit 8. Not Applicable

        Exhibit 9. Not Applicable


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                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chase Manhattan Bank and Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 10th day of March, 1999.

                                       CHASE MANHATTAN BANK AND TRUST  COMPANY,
                                       NATIONAL ASSOCIATION


                                        By /s/ Cecil D. Bobey
                                           -------------------------------------
                                           Cecil D. Bobey
                                           Assistant Vice President

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EXHIBIT 7.      Report of Condition of the Trustee.
================================================================================



CONSOLIDATED REPORT OF CONDITION OF Chase Manhattan Bank and Trust Company, N.A.
                                    --------------------------------------------
                                            (Legal Title)

LOCATED AT 1800 Century Park East, Ste. 400   Los Angeles,  CA     94111
           ---------------------------------------------------------------------
                  (Street)                    (City)     (State)  (Zip)

AS OF CLOSE OF BUSINESS ON December 31, 1998
                           ------------------

ASSETS DOLLAR AMOUNTS IN THOUSANDS

1.    Cash and balances due from
         a. Noninterest-bearing balances and currency and coin (1,2)            2,069
         b. Interest bearing balances (3)                                           0

2.    Securities
         a. Held-to-maturity securities (from Schedule RC-B, column A)              0
         b. Available-for-sale securities (from Schedule RC-B, column D)        1,338

3. Federal Funds sold (4) and securities purchased agreements to resell        62,100

4. Loans and lease financing receivables:
         a. Loans and leases, net of unearned income (from Schedule RC-C)          53
         b. LESS: Allowance for loan and lease losses                               0
         c. LESS: Allocated transfer risk reserve                                   0
         d. Loans and leases, net of unearned income, allowance, and
             reserve (item 4.a minus 4.b and 4.c)                                  53

5.    Trading assets                                                                0

6.    Premises and fixed  assets (including capitalized leases)                   328

7.    Other real estate owned (from Schedule RC-M)                                  0

8.    Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M)                                                          0

9.    Customers liability to this bank on acceptances outstanding                   0

10.   Intangible assets (from Schedule RC-M)                                    1,381

11.   Other assets (from Schedule RC-F)                                         2,063

12a.         TOTAL ASSETS                                                      69,332
      b. Losses deferred pursuant to 12 U.S.C. 1823 (j)                             0
      c. Total assets and losses deferred pursuant to 12 U.S.C. 1823 (j)
         (sum of items 12.a and 12.b)                                          69,332


(1)     includes cash items in process of collection and unposted debits.

(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b

(3)     includes time certificates of deposit not held for trading.

(4) Report "term federal funds sold" in Schedule RC, item 4.a "Loans and leases, net of unearned income" and in Schedule RC-C, part 1.



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LIABILITIES

13.   Deposits:
         a. In domestic offices (sum of totals of columns A and C from
             Schedule RC-E)                                                               38,607
             (1) Noninterest-bearing                                                       7,302
             (2) Interest-bearing                                                         31,305
         b.  In foreign offices, Edge and Agreement subsidiaries, and IBF' (1)
             Noninterest-bearing (2) Interest-bearing

14.   Federal funds purchased (2) and securities sold under agreements to
      repurchase                                                                               0

15.   a. Demand notes issued to the U.S. Treasury                                              0
      b. Trading liabilities                                                                   0

16.   Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
      a. With a remaining maturity of one year or less                                         0
      b. With a remaining maturity of more than one year through three years                   0
      c. With a remaining maturity of more than three years                                    0

17.   Not applicable

18.   Bank's liability on acceptances executed and outstanding                                 0

19.   Subordinated notes and Debentures (3)                                                    0

20.   Other liabilities (from Schedule RC-G)                                               5,708

21.   Total liabilities (sum of items 13 through 20)                                      44,315

22.   Not applicable

EQUITY CAPITAL

23.   Perpetual preferred stock and related surplus                                            0

24.   Common stock--                                                                         600

25.   Surplus (exclude all surplus related to preferred stock)                            12,590

26.   a. Undivided profits and capital reserves                                           11,826
      b. Net unrealized holding gains (losses) on available-for-sale securities                1

27.   Cumulative foreign currency translation adjustments

28.   a. Total equity capital (sum of items 23 through 27)                                25,017
      b. Losses deferred pursuant to 12 U.S.C. 1823 (j)                                        0
      c. Total equity capital and losses deferred pursuant to 12 U.S.C. 1823 (j)
         (sum of items 28.a and 28.b)                                                     25,017

29.   Total liabilities, equity capital, and losses deferred pursuant to 12 U.S.C.
      1823 (j) (sum of items 21 and 28.c)                                                 69,332



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